Exhibit 10.12

Execution version

DATED 5 February 2021

RELATIONSHIP AGREEMENT

between

NOBLE CORPORATION

and

THE INVESTORS SET FORTH ON SCHEDULE 1 HERETO

and

THE LEGACY NOTEHOLDERS ON SCHEDULE 2 HERETO

CONTENTS

CLAUSE

1.	Interpretation	3

2.	Entry into force	5

3.	Commencement and duration	5

4.	Undertakings	5

5.	Termination	6

6.	Status of this Agreement	6

7.	Assignment	7

8.	Entire agreement	7

9.	Counterparts	7

10.	Variation and waiver	7

11.	No partnership or agency	8

12.	Notices and consents	8

13.	Severance	10

14.	No third-party beneficiaries	10

15.	Inadequacy of damages	10

16.	Rights and remedies	11

17.	Governing law	11

18.	Jurisdiction	11

Schedule 1		12

Schedule 2		14

THIS AGREEMENT is dated 5 February 2021

BETWEEN:

(1)

NOBLE CORPORATION, a company incorporated under the laws of the Cayman Islands (registered number 368504) whose registered office is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Company”);

(2)	each of the entities listed in Schedule 1 (the “Investors”); and

(3)	each of the entities listed in the first column of the table in Schedule 2 (the “Legacy Noteholders”),

each, a “Party” and together, the “Parties”.

WHEREAS:

(A)

Noble Holding Corporation plc, a public company with limited liability incorporated under the laws of England and Wales (company number 08354954), whose registered office address is at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom (“NCP”) will complete a restructuring of the NCP group’s financial indebtedness and corporate structure on the Restructuring Effective Date pursuant to the Chapter 11 Cases and the Chapter 11 Plan (the “Restructuring”).

(B)

In connection with the Restructuring, the Investors and the Legacy Noteholders agreed, among other things, to release certain debts owed to them in consideration for an issue of Ordinary Shares in the Company.

(C)

On the Restructuring Effective Date, the share capital of the Company will be US$6,000 divided into 500,000,000 fully paid Ordinary Shares and 100,000,000 shares of a par value of US$0.00001 each of such class or classes having the rights as the Board may determine from time to time and the Investors will in the aggregate hold approximately 35% of the Outstanding Ordinary Shares of the Company.

(D)	On the Restructuring Effective Date, each Legacy Noteholder will hold, or will act as an investment advisor or manager to an entity that holds, Ordinary Shares in the amounts set out in Schedule 2.

(E)

The Parties are entering into this Agreement for the purposes of the Company providing to the Investors, and the Investors providing to the Legacy Noteholders (as applicable), and each Party complying with, the respective undertakings set out in clause 4 hereof.

THIS AGREEMENT WITNESSES as follows:

1.	Interpretation

1.1	The definitions and rules of interpretation in this clause 1 apply in this Agreement.

Articles: the articles and memorandum of association of the Company, as amended from time to time.

Board: the board of directors of the Company from time to time.

Business Day: a day other than a Saturday, Sunday or a day on which commercial banks located in New York or the Cayman Islands are required or authorized by law or executive order to be closed.

CEO: the chief executive officer of the Company from time to time.

CEO Change: has the meaning given in clause 4.1.

Chapter 11 Cases: the jointly administered cases filed under title 11 of the United States Code, 11 U.S.C. §§ 101-1532, of the Company and certain of its subsidiaries and affiliates, captioned as In re Noble Corporation PLC, et al., Case No. 20-33826 (Bankr. S.D. Tex.).

Chapter 11 Plan: that certain modified Second Amended Joint Plan of Reorganization of Noble Corporation PLC and its Debtor Affiliates, dated 11 November 2020 and filed in connection with the Chapter 11 Cases.

Investor Manager: the person who serves as the investment manager, adviser or sub-adviser (as applicable) to the Investors.

NCP: has the meaning given in Recital (A).

Ordinary Shares: the ordinary shares of nominal value US$0.00001 each in the issued capital of the Company from time to time on or after the Restructuring Effective Date.

Outstanding Ordinary Shares: at any given time, the aggregate number of Ordinary Shares outstanding at such time (which, for the avoidance of doubt, does not include treasury shares), plus the aggregate number of Ordinary Shares issuable under any then outstanding option, warrant, convertible or exchangeable security, in each case with a nominal exercise or conversion price and without regard to any limitations on the exercisability, convertibility or exchangeability of any such security, including any beneficial ownership limitation.

Restructuring: has the meaning given in Recital (A).

Restructuring Effective Date: the date on which all conditions precedent to the Restructuring under the Chapter 11 Plan have been satisfied or waived.

Termination Date: has the meaning given in clause 4.1.

1.2	Clause and paragraph headings shall not affect the interpretation of this Agreement.

1.3	References to clauses are to the clauses of this Agreement.

1.4

A reference to this Agreement or to any other agreement or document referred to in this Agreement is a reference to this Agreement or such other agreement or document as varied or novated in accordance with its terms from time to time.

1.5	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.6	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.7	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.8	A reference to any Party shall include that Party’s successors.

1.9	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.10	A reference to writing or written includes email.

1.11

Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.12	A reference to a statute, statutory provision, code, regulation or rule is a reference to it as amended, extended, consolidated, replaced or re-enacted from time to time.

1.13	A reference to a legislative or regulatory provision, rule or code shall include all subordinate legislation, regulations, rules and codes made from time to time under that provision, rule or code.

1.14	Any obligation on a Party not to do something includes an obligation not to allow that thing to be done.

2.	Entry into force

This Agreement is conditional on the Restructuring Effective Date having occurred.

3.	Commencement and duration

Subject to clause 2, this Agreement shall come into force on the Restructuring Effective Date and shall continue in full force and effect until the earlier of the Termination Date or this Agreement is otherwise terminated in accordance with clause 5.

4.	Undertakings

4.1

The Company undertakes to the Investors that until the earlier of (i) such time as the Investors cease to hold in the aggregate 35% or more of the Outstanding Ordinary Shares in the Company and (ii) the fourth anniversary of the Restructuring Effective Date (the earlier of such dates the “Termination Date”), the Company shall not remove the CEO and/or appoint a replacement CEO (the “CEO Change”) unless it obtains the prior written consent of the Investors (such consent to be communicated by the Investor Manager acting on behalf of the Investors) (such consent not to be unreasonably withheld, conditioned, or delayed).

4.2

The Investors (acting by the Investor Manager on their behalf) undertake to each Legacy Noteholder which: (i) at the time of a proposed CEO Change holds, or advises or manages entities that hold, not less than 50% of the Ordinary Shares set forth beside such Legacy Noteholder’s name in Schedule 2 hereto; and, (ii) has entered into a customary non-disclosure agreement with the Company in the form as reasonably agreed between the parties thereto, that the Investors (acting by the Investor Manager on their behalf) will use commercially reasonably efforts to give notice to such Legacy Noteholders as soon as practical prior to making a decision to consent to or not consent to any proposed CEO Change pursuant to clause 4.1.

5.	Termination

5.1

Without affecting any other right or remedy available to it, the Investors (acting by the Investor Manager on their behalf) may terminate this Agreement on giving not less than five (5) days’ written notice to the Company and the Legacy Noteholders.

5.2

Without affecting any other right or remedy available to them, any Legacy Noteholder may terminate this Agreement on giving not less than five (5) days’ written notice to the Company, the Investor Manager, and the other Legacy Noteholders, provided that such termination shall only be effective as to such terminating Legacy Noteholder.

5.3

Termination of this Agreement shall not affect any rights, remedies, obligations or liabilities of the Parties that have accrued up to the date of termination, including the right to claim damages in respect of any breach of the Agreement which existed at or before the date of termination.

5.4	On termination of this Agreement, clause 1 and clause 6 to clause 18 (inclusive) shall continue in force.

5.5

This Agreement will terminate automatically (i) on the Termination Date and (ii) with regard to a Legacy Noteholder, the date on which it, or the entities that it advises or manages, ceases to hold Ordinary Shares representing at least 50% of the Ordinary Shares set forth beside such Legacy Noteholder’s name on Schedule 2 hereto.

5.6	This Agreement may be terminated upon the mutual written consent of the Company and the Investors.

6.	Status of this Agreement

6.1

If there is any inconsistency between any of the provisions of this Agreement and the Articles, the provisions of this Agreement shall prevail as between the Parties to the extent permitted by law and regulation.

6.2

For the avoidance of doubt, the obligations of each of the Parties under this Agreement shall be subject to all applicable legal and regulatory requirements and no Party shall be required to breach any such law, regulation, rule or code.

7.	Assignment

This Agreement is personal to the Parties and no Party shall assign, transfer, mortgage, charge, subcontract, declare a trust over or deal in any other manner with any of its rights and obligations under this Agreement.

8.	Entire agreement

This Agreement constitutes the entire agreement between the Parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to their subject matter.

9.	Counterparts

9.1

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one Agreement.

9.2

Transmission of an executed counterpart of this Agreement (but for the avoidance of doubt not just a signature page) by e-mail (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Agreement. If either method of delivery is adopted, without prejudice to the validity of the Agreement thus made, each Party shall provide the other Parties with the original of such counterpart as soon as reasonably possible thereafter.

9.3	No counterpart shall be effective until each Party has executed and delivered at least one counterpart.

10.	Variation and waiver

10.1	No variation of this Agreement shall be effective unless it is made in writing and signed and delivered by the Parties (or their authorized representatives).

10.2	A waiver of any right or remedy under this Agreement or by law is only effective if it is given in writing and shall not be deemed a waiver of any subsequent right or remedy.

10.3

A failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy.

10.4	No single or partial exercise of such right or remedy provided under this Agreement or by law shall prevent or restrict any further exercise of that or any other right or remedy.

10.5	The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law except as otherwise expressly provided.

11.	No partnership or agency

11.1	Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership between the Parties or constitute any Party the agent of another Party.

11.2

Each Party confirms it is acting on its own behalf and not for the benefit of any other person, provided that each Legacy Noteholder is also acting on behalf of the entities that it advises or manages that will hold Ordinary Shares, if any.

12.	Notices and consents

12.1	For the purposes of this clause 12, but subject to clause 12.7, notice includes any other communication and consent made or given by or to a Party under or in connection with this Agreement.

12.2	A notice given to a Party under or in connection with this Agreement:

(a)	shall be in writing and in English;

(b)

shall be sent to the relevant Party for the attention of the contact and to the address or email address specified in clause 12.3, or such other address as that Party may notify to the other Parties in accordance with the provisions of this clause 12;

(c)	shall be:

(i)	delivered by hand;

(ii)	sent by email;

(iii)	sent by pre-paid first class post or special delivery; or

(iv)	sent by pre-paid airmail or by reputable international overnight courier (if the notice is to be served by post to an address outside the country from which it is sent); and

(d)	is deemed received as set out in clause 12.5.

12.3	The addresses and email addresses for services of notices are:

(a)	Company

(i)	Address: Noble Corporation, 13135 Dairy Ashford, Suite 800, Sugar Land, Texas

(ii)	For the attention of: William Turcotte

(iii)	Email Address: wturcotte@noblecorp.com

(b)	the Investors

Akin Gump LLP:

(i)	Address: Ten Bishops Square, London E1 6EG, United Kingdom

(ii)	For the attention of: Vance Chapman

(iii)	Email Address: vance.chapman@akingump.com

and Kramer Levin Naftalis & Frankel LLP:

(i)	Address: 1177 Avenue of the Americas, New York, New York 10036 USA

(ii)	For the attention of: Stephen Zide

(iii)	Email Address: szide@kramerlevin.com

(c)	the Legacy Noteholders

(i)	Address: 55 Hudson Yards, New York, NY 10001

(ii)	For the attention of: Evan Fleck and Matthew Brod

(iii)	Email Address: efleck@milbank.com, mbrod@milbank.com

12.4

A Party may change its details for service of notices as specified in clause 12.3 by giving notice to the other Parties. Any change notified under this clause 12.4 shall take effect at 9.00 a.m. on the later of:

(a)	the date (if any) specified in the notice as the effective date for the change; or

(b)	five Business Days after deemed receipt of the notice of change.

12.5

This clause 12.5 sets out the delivery methods for sending a notice to a Party under this Agreement and, for each delivery method, the date and time when the notice is deemed to have been received (provided that all other requirements of this clause have been satisfied and subject to the provisions in clause 12.6):

(a)	if delivered by hand, on signature of a delivery receipt or at a time the notice is left at the address;

(b)

if sent by pre-paid first class post or other next working day delivery services providing proof of postage at 9.00 a.m. on the second Business Day after posting or at the time recorded by the delivery services;

(c)	if sent by pre-paid airmail providing proof of postage, at 9.00 a.m. on the fifth Business Day after posting; or

(d)	if sent by email, at the time of transmission.

12.6

If deemed receipt under clause 12.5 would occur outside business hours in the place of receipt, it shall be deferred until business hours resume. In this clause 12.6, business hours means 9.00 a.m. to 5.00 p.m. Monday to Friday on a day that is not a public holiday in the place of receipt.

12.7	This clause 12 does not apply to the service of any proceedings or other documents in any legal action.

13.	Severance

13.1

If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this Agreement.

13.2

If any provision or part-provision of this Agreement is deemed deleted under clause 13.1, the Parties shall negotiate in good faith to agree a replacement provision that, to the greatest extent possible, achieves the intended commercial result of the original provision. Any such amendment will be made in accordance with clause 10.

14.	No third-party beneficiaries

This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

15.	Inadequacy of damages

Without prejudice to any other rights or remedies that the Investors or the Legacy Noteholders may have, the Company, the Investors and the Legacy Noteholders acknowledge and agree that damages alone would not be an adequate remedy for any breach of the terms of clause 4 by the Company or the Investors. Accordingly, the Investors and the Legacy Noteholders shall be entitled to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of clause 4 of this Agreement.

16.    Rights and remedies

Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

17.    Governing law

This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of the State of Delaware.

18.    Jurisdiction

Each Party irrevocably agrees that the courts of the State of Delaware shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Agreement or its subject matter or formation.

This Agreement has been entered into and delivered on the date stated at the beginning of it.

Schedule 1

Investor

Bakery and Confectionery Union and Industry International Pension Fund

Bridge Builder Trust: Bridge Builder Core Plus Bond Fund

Lehigh Valley Hospital, Inc.

Obligations à Haut Rendement a sub-fund of RP – Fonds institutionnel

PIMCO Bermuda Trust II: PIMCO Bermuda Income Fund (M)

PIMCO Bermuda Trust II: PIMCO Bermuda Low Duration Income Fund

BMO Global Strategic Bond Fund

Northwestern Mutual Series Fund Inc. Multi-Sector Bond Portfolio

Public Service Company of New Mexico

State Universities Retirement System

Texas Children’s Hospital Foundation

The Curators of the University of Missouri

PIMCO Variable Insurance Trust: PIMCO Income Portfolio

PIMCO Strategic Income Fund, Inc.

PIMCO Funds: PIMCO High Yield Fund

PCM Fund, Inc.

PIMCO Corporate & Income Strategy Fund

PIMCO Corporate & Income Opportunity Fund

PIMCO High Income Fund

PIMCO Income Strategy Fund II

PIMCO Income Strategy Fund

PIMCO Funds: PIMCO High Yield Spectrum Fund

PIMCO Flexible Credit Income Fund

PIMCO Equity Series: PIMCO Dividend and Income Fund

PIMCO Funds: PIMCO Low Duration Income Fund

PIMCO Funds: PIMCO Diversified Income Fund

PIMCO Funds: PIMCO Income Fund

PIMCO Dynamic Credit and Mortgage Income Fund

PIMCO Global StocksPLUS & Income Fund

PIMCO Income Opportunity Fund

PIMCO Dynamic Income Fund

PIMCO Monthly Income Fund (Canada)

PIMCO Low Duration Monthly Income Fund (Canada)

PIMCO Global Income Opportunities Fund

PIMCO Funds: Global Investors Series plc, US High Yield Bond Fund

PIMCO Funds: Global Investors Series plc, Income Fund

PIMCO Funds: Global Investors Series plc, Global High Yield Bond Fund

PIMCO Funds: Global Investors Series plc, Diversified Income Fund

PIMCO Funds: Global Investors Series plc, Diversified Income Duration Hedged Fund

PIMCO Funds: Global Investors Series plc, Strategic Income Fund

PIMCO Funds: Global Investors Series plc, Low Duration Income Fund

EP Tactical Portfolios, L.P.

PIMCO Horseshoe Fund, LP

PIMCO Tactical Opportunities Master Fund Ltd.

OC II LVS I LP

PIMCO Global Credit Opportunity Master Fund LDC

Schedule 2

Legacy Noteholder[1]	Ordinary Shares[2]
Canyon Capital Advisors LLC	4,706,761	[3]
King Street Capital Management, L.P.	2,764,314
Brigade Capital Management, LP	975,578
Citadel Advisors LLC	290,133

[1]	On the Restructuring Effective Date, each Legacy Noteholder will hold, or will act as an investment advisor or manager to an entity that holds, Ordinary Shares set forth in this Schedule 2.
[2]	Unless otherwise stated, Ordinary Share amounts are pre-Warrants (as defined in the Chapter 11 Plan).
[3]	Includes Ordinary Shares issuable upon exercise of the warrants pursuant to that certain Ordinary Share Purchase Warrant Agreement, dated as of February 5, 2021.

Executed by NOBLE CORPORATION acting by Richard B. Barker,

/s/ Richard Barker
Senior Vice President and Chief Financial Officer

[Signature Page to Relationship Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, as investment manager, adviser or sub-adviser on behalf of each Investor identified on Schedule 1 hereto

By:	/s/ Jonathan Horne
Name:	Jonathan Horne
Title:	Managing Director

[Signature Page to Relationship Agreement]

KING STREET CAPITAL MANAGEMENT, L.P.,
on behalf of certain funds and accounts for which it serves as investment advisor

By:	/s/ Howard Baum
Name:	Howard Baum
Title:	Authorized Signatory

[Signature Page to Relationship Agreement]

CITADEL ADVISORS LLC,

as portfolio manager of certain funds and accounts

By:	/s/ Noah Goldberg
Name:	Noah Goldberg
Title:	Authorized Signatory

[Signature Page to Relationship Agreement]

CANYON CAPITAL ADVISORS LLC,

on behalf of certain funds and accounts for which it serves as investment advisor

By:	/s/ Jonathan M. Kaplan
Name:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page to Relationship Agreement]

BRIGADE CAPITAL MANAGEMENT, LP,

as Investment Manager on Behalf of its Various Funds and Accounts

By:	/s/ Patrick Criscillo
Name:	Patrick Criscillo
Title:	Chief Financial Officer

[Signature Page to Relationship Agreement]